As filed with the Securities and Exchange Commission on July 13, 2022

Registration No. 333-262287

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3 TO
FORM S-4
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

BROADSCALE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	85-3814555
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1845 Walnut Street
Suite 1111
Philadelphia, PA 19103
Telephone: (646) 849-9975
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew L. Shapiro
Chairman and Chief Executive Officer
c/o Broadscale Acquisition Corp.
1845 Walnut Street, Suite 1111
Philadelphia, PA 19103
Telephone: (646) 849-9975
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Howard L. Ellin C. Michael Chitwood Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY 10001 Telephone: (212) 735-3000	Shagufa R. Hossain Spencer B. Ricks Ryan J. Maierson Latham & Watkins LLP 200 Clarendon Street Boston, MA 02116 Telephone: (617) 880-4524	Laurie Harrison Chief Legal Officer and Secretary Voltus, Inc. 2443 Fillmore Street, #380-3427 San Francisco, CA 94115 Telephone: (415) 463-4236

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and upon completion of the merger described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an ☒ in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Broadscale Acquisition Corp. is filing this Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-262287) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits.

(a)	Exhibits

Exhibit Number	Description
2.1**	Agreement and Plan of Merger, dated as of November 30, 2021, by and among Broadscale Acquisition Corp., Velocity Merger Sub Inc. and Voltus, Inc. (included as Annex A to the proxy statement/prospectus)
3.1(1)	Amended and Restated Certificate of Incorporation of Broadscale Acquisition Corp., filed with the Secretary of State of the State of Delaware on February 12, 2021
3.2(2)	Amended and Restated Bylaws of Broadscale Acquisition Corp.
3.3**	Form of Certificate of Incorporation of Voltus Technologies, Inc. to become effective upon the Closing (included as Annex B to the proxy statement/prospectus)
3.4**	Form of Bylaws of Voltus Technologies, Inc. to become effective upon the Closing (included as Annex C to the proxy statement/prospectus)
4.1(3)	Warrant Agreement, dated February 11, 2021, between Continental Stock Transfer & Trust Company and Broadscale Acquisition Corp.
4.2(4)	Broadscale Acquisition Corp. Specimen Unit Certificate
4.3(5)	Broadscale Acquisition Corp. Specimen Class A Common Stock Certificate
4.4**	Form of Closing Warrant Agreement (included as Annex J to the proxy statement/prospectus)
4.5(6)	Broadscale Acquisition Corp. Specimen Warrant Certificate (included in Exhibit 4.4)
4.6	Specimen Common Stock Certificate of Voltus Technologies, Inc.
5.1**	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
8.1	Tax Opinion of Latham & Watkins LLP
10.1**	Sponsor Letter Agreement, dated as of November 30, 2021, by and among Broadscale Acquisition Corp., Nokomis ESG Sponsor, LLC and Voltus, Inc. (included as Annex F to the proxy statement/prospectus)
10.2**	Form of PIPE Subscription Agreement (included as Annex I to the proxy statement/prospectus)
10.3(7)	Letter Agreement, dated February 11, 2021, by and among Broadscale Acquisition Corp., its officers, its directors and Nokomis ESG Sponsor, LLC
10.4(8)	Investment Management Trust Agreement, dated February 11, 2021, between Continental Stock Transfer & Trust Company and Broadscale Acquisition Corp.
10.5(9)	Warrant Purchase Agreement, dated February 11, 2021, between Broadscale Acquisition Corp. and Nokomis ESG Sponsor, LLC
10.6(10)	Registration Rights Agreement, dated February 11, 2021, among Broadscale Acquisition Corp. and certain security holders
10.7(11)	Administrative Services Agreement, dated February 11, 2021, between Broadscale Acquisition Corp. the and Nokomis ESG Sponsor, LLC
10.8(12)	Form of Indemnity Agreement
10.9** +	Form of Amended and Restated Registration Rights Agreement (included as Annex G to the proxy statement/prospectus)
10.10**+	Form of Lock-Up Agreement (included as Annex H to the proxy statement/prospectus)
10.11**	Voltus Technologies, Inc. 2022 Incentive Award Plan (included as Annex D to the proxy statement/prospectus)
10.12**	Voltus Technologies, Inc. 2022 Employee Stock Purchase Plan (included as Annex E to the proxy statement/prospectus)
10.13**	Form of Global Stock Option Agreement of Voltus Technologies, Inc.
10.14**	Form of Global Restricted Stock Unit Award Agreement of Voltus Technologies, Inc.
10.15**	Employment Agreement for Gregg Dixon
10.16**	Employment Agreement for Matthew Plante
10.17**	Employment Agreement for Laurie Harrison
10.18**	Voltus, Inc. 2016 Equity Incentive Plan
10.19**	Form of RSU Agreement of Voltus, Inc.

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10.20**	Form of Option Agreement of Voltus, Inc.
10.21**	Form of Restricted Stock Purchase Agreement of Voltus, Inc.
10.22** ++	Loan and Security Agreement, dated as of March 23, 2022, between Voltus, Inc., the other Loan Parties party hereto and HSBC Ventures USA Inc.
10.23**	Offer Letter, dated September 9, 2021, by and between Ashley Johnson
10.24**	Offer Letter, dated April 30, 2021, by and between Selina Tobaccowala
10.25**	Form of Indemnification Agreement of Voltus Technologies, Inc.
14.1(13)	Code of Business Conduct and Ethics
21.1**	List of subsidiaries of Broadscale Acquisition Corp.
23.1**	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of Broadscale Acquisition Corp.
23.2**	Consent of Ernst & Young LLP, independent registered public accounting firm of Voltus, Inc.
23.3**	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (including in Exhibit 5.1)
23.4	Consent of Latham & Watkins LLP (including in Exhibit 8.1)
24.1**	Power of Attorney (including on signature page to the initial filing of the Registration Statement)
99.1**	Form of Proxy Card for the Broadscale Special Meeting
99.2**	Consent of Dan Leff to be named as a director
99.3**	Consent of Gregg Dixon to be named as a director
99.4**	Consent of Matthew Plante to be named as a director
99.5**	Consent of Veery Maxwell to be named as a director
99.6**	Consent of Tim Woodward to be named as a director
99.7**	Consent of Philip Deutch to be named as a director
99.8**	Consent of Selina Tobaccowala to be named as a director
99.9**	Consent of Ashley Johnson to be named as a director
99.10**	Consent of Rajesh Atluru to be named as a director
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
107**	Filing Fee Table

**	Filed previously.
+	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Broadscale Acquisition Corp. agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.
++	Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit.
(1)	Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-40057) filed by Broadscale Acquisition Corp. on February 18, 2021.
(2)	Incorporated by reference to Exhibit 3.2(b) to Amendment No. 1 to the Registration Statement on Form S-1 filed by the Registrant on February 3, 2021.
(3)	Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-40057) filed by Broadscale Acquisition Corp. on February 18, 2021.
(4)	Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 001-40057) filed by Broadscale Acquisition Corp. on February 18, 2021.
(5)	Incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K (File No. 001-40057) filed by Broadscale Acquisition Corp. on February 18, 2021.
(6)	Incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K (File No. 001-40057) filed by Broadscale Acquisition Corp. on February 18, 2021.
(7)	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-40057) filed by Broadscale Acquisition Corp. on February 18, 2021.
(8)	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-40057) filed by Broadscale Acquisition Corp. on February 18, 2021.
(9)	Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K (File No. 001-40057) filed by Broadscale Acquisition Corp. on February 18, 2021.
(10)	Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K (File No. 001-40057) filed by Broadscale Acquisition Corp. on February 18, 2021.
(11)	Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K (File No. 001-40057) filed by Broadscale Acquisition Corp. on February 18, 2021.
(12)	Incorporated by reference to Exhibit 10.5 to Amendment No. 1 to the Registration Statement on Form S-1 filed by the Registrant on February 3, 2021.
(13)	Incorporated by reference to Exhibit 14.1 to Amendment No. 1 to the Registration Statement on Form S-1 filed by the Registrant on February 3, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Philadelphia, Commonwealth of Pennsylvania, on the 13th day of July, 2022.

BROADSCALE ACQUISITION CORP.

By:	/s/ Andrew L. Shapiro
Name:	Andrew L. Shapiro
Title:	Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Andrew L. Shapiro Andrew L. Shapiro	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	July 13, 2022

* Edward E. Cohen	Vice Chairman of the Board of Directors	July 13, 2022

/s/ John P. Hanna John P. Hanna	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 13, 2022

* Georgia Levenson Keohane	Director	July 13, 2022

* Alexander Karsner	Director	July 13, 2022

* Lisa Coca	Director	July 13, 2022

*By:	/s/ Andrew L. Shapiro
Name:	Andrew L. Shapiro
Title:	Attorney-in-fact

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